ARTICLES OF AMENDMENTTO
THE

ARTICLES OF INCORPORATION

Pursuant to the provisions of the Colorado Business Corporation Act, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation:

FIRST: The name of the corporation is easyQual.com, Inc.

SECOND: The following amendment to the Articles of Incorporation was adopted on April 6, 2001, as prescribed by the Colorado Business Corporation Act. Such amendment was adopted by a vote of the shareholders. The number of shares voted for the amendment was sufficient for approval.

RESOLVED: The name of the corporation is: Entrust Financial Services, Inc.

THIRD: The manner, if not set forth in such amendment, in which any exchange, reclassification, or cancellation of issued shares provided for in the amendment shall be effected, is as follows: None

This amendment is effective immediately.

                                                                                                    easyQual.com, Inc.

       April 6, 2001                                                                       By          ///Signed///
                                                                                                          Its President